EXHIBIT 4.19

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                          PARTICIPATION AGREEMENT
                      (N___U_ Series G Equipment Note)

                                Dated as of
                             __________, 200__

                               By and Between

                                 US AIRWAYS, INC.,
                                   Owner

                                    and

                STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                               NATIONAL ASSOCIATION,
                       not in its individual capacity except
                    as expressly provided herein, but solely as
                   Class G Pass Through Trustee under the
                   Class G Pass Through Trust Agreement,
                 Subordination Agent and Indenture Trustee


                           -----------------------------


                       One Airbus A[-]-[--] Aircraft
                           U.S. Registration No. N___U_




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                      INDEX TO PARTICIPATION AGREEMENT

                                                                               Page

        SECTION 1.    Definitions and Construction................................2

        SECTION 2.    Participation by Class G Pass Through Trustee
                      in Financing of the Aircraft................................2
                      (a)    Participation by Class G Pass Through
                             Trustee on the Delivery Date; Issuance of Series
                             G Equipment Note.....................................2
                      (b)    Owner's Notice of Delivery Date......................3
                      (c)    Closing..............................................3

               (d)    Postponement of Scheduled Delivery Date.....................3

        SECTION 3.    [Reserved.].................................................4

        SECTION 4.    Conditions Precedent........................................4
                      (a)    Conditions Precedent to Purchase of Series
                             G Equipment Note.....................................4
                      (b)    Conditions Precedent to the Obligations of
                             Owner...............................................11

        SECTION 5.    Extent of Interest of Series G Note Holders................12

        SECTION 6.    Representations and Warranties of Owner;
                      Indemnities. ..............................................13
                      (a)    Representations and Warranties......................13
                      (b)    General Indemnity...................................16

        SECTION 7.    Representations, Warranties and Covenants..................21
                      (a)    Securities Act......................................21
                      (b)    Reregistration......................................21
                      (c)    Quiet Enjoyment.....................................23
                      (d)    Series G Equipment Note Acquired for
                             Investment..........................................23
                      (e)    Owner Merger Covenant...............................24
                      (f)    Representations, Warranties and Covenants
                             of the Indenture Trustee............................25
                      (g)    Confidentiality of Purchase Agreement...............27
                      (h)    Loan Participant Liens..............................27
                      (i)    Indenture Trustee Liens.............................27
                      (j)    Further Assurances..................................27
                      (k)    Transfer of Series G Equipment Note.................28
                      (l)    Representations and Warranties of Class G
                             Pass Through Trustee................................28
                      (m)    Representations and Warranties of Subordination
                             Agent...............................................30

        SECTION 8.    Reliance of Class G Liquidity Provider and
                      Policy Provider............................................33

        SECTION 9.    Other Documents............................................33

        SECTION 10.   Certain Covenants of Owner.................................33
                      (a)    Further Assurances..................................33
                      (b)    Filings.............................................34

        SECTION 11.   [Reserved.]................................................34

        SECTION 12.   Notices; Consent to Jurisdiction...........................34
                      (a)    Notices.............................................34
                      (b)    Consent to Jurisdiction.............................34

        SECTION 13.   [Reserved.]................................................35

        SECTION 14.   Miscellaneous..............................................35
                      (a)    Survival............................................35
                      (b)    Counterparts........................................35
                      (c)    Amendments and Waivers..............................35
                      (d)    Successors and Assigns..............................36
                      (e)    Governing Law.......................................36
               (f)    References.................................................36




                                  EXHIBITS


Exhibit A      -      Form of Opinion of Skadden, Arps, Slate, Meagher & Flom
                      (Illinois), special counsel for Owner
Exhibit B      -      Form of Opinion of Owner's Legal Department
Exhibit C      -      Form of Opinion of special counsel for the Manufacturer
Exhibit D      -      Form of Opinion of Crowe & Dunlevy, P.C., special FAA
                      Counsel
Exhibit E      -      Form of Opinion of Bingham Dana LLP, special counsel for
                      the Indenture Trustee
Exhibit F      -      Form of Opinion of Bingham Dana LLP, special counsel for
                      the Class G Pass Through Trustee
Exhibit G      -      Form of Opinion of Bingham Dana LLP, special counsel for
                      the Subordination Agent

                                 SCHEDULES

Schedule I     -      Names and Addresses
Schedule II    -      Commitment
Schedule III   -      Pass Through Trust Agreement




                          PARTICIPATION AGREEMENT
                      (N___U_ Series G Equipment Note)


               THIS PARTICIPATION AGREEMENT (N___U_ Series G Equipment
Note), dated as of __________, 200__ (as amended, supplemented or otherwise modified from time to time, this "Agreement"), by and between US AIRWAYS, INC., a Delaware corporation (together with its successors and permitted assigns, the "Owner"), and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as otherwise provided herein, but solely as pass through trustee under the Class G Pass Through Trust Agreement (in such capacity, together with its successors and permitted assigns, the "Class G Pass Through Trustee"), subordination agent and trustee under the Intercreditor Agreement (in such capacity, together with its successors and permitted assigns, the "Subordination Agent"), and Indenture Trustee under the Indenture (in such capacity, together with any successor indenture trustee, the "Indenture Trustee");


                               W I T N E S S E T H:

               WHEREAS, concurrently with the execution and delivery of this Agreement, the Indenture Trustee and Owner are entering into the Indenture pursuant to which Owner will issue to the Class G Pass Through Trustee the Series G Equipment Note, which Series G Equipment Note is to be secured by the mortgage and security interests created by Owner in favor of the Indenture Trustee;

               WHEREAS, concurrently with the execution and delivery of this Agreement, Owner will execute and deliver an Indenture Supplement covering the Aircraft, supplementing the Indenture;

               WHEREAS, the proceeds from the issuance and sale of the Class G Pass Through Certificates by the Class G Pass Through Trust will be applied in part by the Class G Pass Through Trustee on the Delivery Date to purchase from Owner, on behalf of the Class G Pass Through Trust, the Series G Equipment Note bearing the same interest rate as the Class G Pass Through Certificates issued by the Class G Pass Through Trust;

               WHEREAS, prior to the execution and delivery of this Agreement, (i) the Class G Liquidity Provider entered into the Class G Liquidity Facility for the benefit of the holders of the Class G Pass Through Certificates, with the Subordination Agent, as agent for the Class G Pass Through Trustee on behalf of the Class G Pass Through Trust, (ii) the Policy Provider entered into the Policy Provider Agreement with the Subordination Agent, as agent for the Class G Pass Through Trustee on behalf of the Class G Pass Through Trust and has issued the Policy for the benefit of the holders of the Class G Pass Through Certificates and (iii) the Class G Pass Through Trustee, the Class G Liquidity Provider, the Policy Provider and the Subordination Agent have entered into the Intercreditor Agreement; and

               WHEREAS, the Series G Equipment Note will be held by the Subordination Agent pursuant to the Intercreditor Agreement on behalf of the Class G Pass Through Trust.

               NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:


        SECTION 1. DEFINITIONS AND CONSTRUCTION.

               Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.


        SECTION 2. PARTICIPATION BY CLASS G PASS THROUGH TRUSTEE IN FINANCING OF THE AIRCRAFT.

               (a) Participation by Class G Pass Through Trustee on the Delivery Date; Issuance of Series G Equipment Note. Subject to the terms and conditions of this Agreement, the Class G Pass Through Trustee agrees to make a secured loan to Owner on the Delivery Date to finance, in part, Owner's acquisition of the Aircraft by paying to Owner the aggregate purchase price of the Series G Equipment Note being issued to the Class G Pass Through Trustee as set forth on Schedule II opposite the name of the Class G Pass Through Trust. The Class G Pass Through Trustee shall make such payment to Owner on a date to be designated pursuant to Section 2(b) by transferring to the account of Owner at State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, ABA No. 011-00-0028, Account No. 9903-990-1, Reference: US Airways, Inc. 2000-2 EETC/N___U_), not later than 9:30 a.m., New York City time, on the Delivery Date in immediately available funds in Dollars, the amount set forth opposite the name of the Class G Pass Through Trust on Schedule II hereto.

               Upon the occurrence of the above transfer by the Class G Pass Through Trustee to Owner, Owner shall issue, pursuant to Article II of the Indenture, to the Subordination Agent on behalf of the Class G Pass Through Trustee, the Series G Equipment Note of the maturity and aggregate principal amount, bearing the interest rate and for the purchase price set forth on Schedule II opposite the name of the Class G Pass Through Trust.

               (b) Owner's Notice of Delivery Date. Owner agrees to give the Indenture Trustee, the Class G Pass Through Trustee and the Subordination Agent at least one (1) Business Day written or facsimile notice prior to the Delivery Date, which notice shall specify the amount of the Series G Equipment Note to be purchased by the Class G Pass Through Trustee, the Delivery Date for the Aircraft, the serial number of the Airframe and each Engine, and the United States registration number for the Aircraft.

               (c) Closing. The closing of the transactions referred to in this Agreement shall take place commencing at 9:30 a.m. local time, on the Delivery Date at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York.

               (d) Postponement of Scheduled Delivery Date.

               (i) If for any reason whatsoever the closing of the transactions contemplated hereby is not consummated on the Delivery Date provided for pursuant to Section 2(b) (the "Scheduled Delivery Date"), the closing shall be deemed adjourned to the next Business Day or to such other Business Day on or prior to [-] as Owner shall specify by written notice to the Class G Pass Through Trustee and the Indenture Trustee.

               (ii) If the closing fails to occur on the Scheduled Delivery Date, Owner shall cause the Indenture Trustee to promptly return to the Class G Pass Through Trustee any funds provided by such Class G Pass Through Trustee, together with interest or income earned thereon.

               (iii) If the closing fails to occur on the Scheduled Delivery Date and funds are not returned, as provided by clause
        (ii) above, to the Class G Pass Through Trustee, Owner shall use reasonable efforts to cause the Indenture Trustee to invest, at the risk of Owner, the funds received by it from the Class G Pass Through Trustee in Cash Equivalents. Any such obligations purchased by Owner, whether directly or through a repurchase agreement, shall be held in trust by the Indenture Trustee for the benefit of the Class G Pass Through Trustee.

               (iv) If the closing fails to occur on the Scheduled Delivery Date, unless Owner shall cause the Indenture Trustee to return all funds to the Class G Pass Through Trustee by 2:00 p.m., New York City time, on the Scheduled Delivery Date, Owner shall reimburse the Class G Pass Through Trustee for the loss of the use of its funds an amount equal to the excess, if any, of (x) interest at the Debt Rate on the amount of such funds for the period from and including the Scheduled Delivery Date to but excluding the actual Delivery Date or, if earlier, the day on which the Class G Pass Through Trustee's funds are returned if such return is made by 2:00 p.m., New York City time (or to but excluding the next following Business Day if such return is not made by such time) over (y) any amount paid to the Class G Pass Through Trustee in respect of interest or income earned by Owner pursuant to clause
        (iii) above.

               (v) On the Delivery Date or on the date funds are required to be returned to the Class G Pass Through Trustees pursuant to clause (ii) above, Owner shall reimburse the Class G Pass Through Trustees for any losses incurred on such investments. All income and profits on the investment of such funds shall be for the account of the Class G Pass Through Trustee, and Owner shall not be liable for failure to invest such funds, except for its own negligence or willful misconduct.


        SECTION 3.    [RESERVED.]


        SECTION 4.    CONDITIONS PRECEDENT.

               (a) Conditions Precedent to Purchase of Series G Equipment Note. It is agreed that the obligations of the Indenture Trustee, the Subordination Agent and the Class G Pass Through Trustee on behalf of the Class G Pass Through Trust to participate in the transaction contemplated hereby on the Delivery Date are subject to the fulfillment to the satisfaction of each party (or waiver by such party), prior to or on the Delivery Date of the following conditions precedent:

               (i) At least one (1) Business Day prior to the Delivery Date, each of the parties hereto shall have received the Delivery Notice pursuant to Section 2(b).

               (ii) On the Delivery Date, no change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations or guidelines or interpretations thereof by appropriate regulatory authorities which would make it a violation of law or regulations or guidelines for the Class G Pass Through Trustee to make its Commitment available in accordance with
        Section 2.

               (iii) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Indenture Trustee, the Class G Pass Through Trustee and the Subordination Agent and shall be in full force and effect and executed counterparts shall have been delivered to the Indenture Trustee, the Class G Pass Through Trustee and the Subordination Agent, or their respective counsel, provided that only the Subordination Agent on behalf of the Class G Pass Through Trustee shall receive an executed original of the Series G Equipment Note:

                      (1) an excerpted copy of the Purchase Agreement (insofar as it relates to the Aircraft);

                      (2)    the Indenture;

                      (3)    the Indenture Supplement;

                      (4)    the Series G Equipment Note;

                      (5)    the FAA Bill of Sale;

                      (6)    the Bill of Sale;

                      (7)    the Purchase Agreement Assignment;

                      (8)    the Consent and Agreement; and

                      (9)    the French Pledge Agreement.

                      In addition, the Class G Pass Through Trustee shall have received executed counterparts or conformed copies of the following documents:

                      (1)    the Class G Pass Through Trust Agreement;

                      (2)    the Intercreditor Agreement;

                      (3) the Class G Liquidity Facility for the Class G Pass Through Trust; and

                      (4) the Policy Provider Agreement and the Policy for the Class G Pass Through Trust.

               (iv) A Uniform Commercial Code financing statement or statements covering all the security interests created by or pursuant to the Granting Clause of the Indenture that are not covered by the recording system established by the Transportation Code shall have been executed and delivered by Owner, and arrangements satisfactory to the Indenture Trustee shall have been made for the filing of such financing statement or statements in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Class G Pass Through Trustee shall have been executed and delivered by Owner and arrangements satisfactory to the Indenture Trustee shall have been made for the filing of such financing statements.

               (v) The Indenture Trustee, the Class G Pass Through Trustee and the Subordination Agent shall have received the following, in each case in form and substance satisfactory to it (except it shall not be a condition to the obligation of any such party that it receive a certificate or other document required to be delivered by
        it):

               (A) (1) an incumbency certificate of Owner as to the person or persons authorized to execute and deliver the Operative Documents to which Owner is a party and any other documents to be executed on behalf of Owner in connection with the transactions contemplated hereby and the signatures of such person or persons;

                      (2) a copy of the resolutions of the board of
               directors of Owner or Owner's executive committee, certified by the Secretary or an Assistant Secretary of Owner, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of Owner in connection with the transactions contemplated hereby; and

                      (3) a copy of the certificate of incorporation of
               Owner, certified by the Secretary of State of the State of Delaware, a copy of the by-laws of Owner certified by the Secretary or Assistant Secretary of Owner, and a certificate or other evidence from the Secretary of State of the State of Delaware, dated as of a date shortly prior to the Delivery Date, as to the due incorporation and good standing of Owner in such state.

               (B) (1) an incumbency certificate of the Indenture Trustee as to the person or persons authorized to execute and deliver the Operative Documents to which the Indenture Trustee is a party and any other documents to be executed on behalf of the Indenture Trustee in connection with the transactions contemplated hereby and the signatures of such person or persons;

                      (2) a copy of the resolutions of the board of
               directors of the Indenture Trustee, certified by the Secretary or an Assistant Secretary of the Indenture Trustee, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Indenture Trustee in connection with the transactions contemplated hereby;

                      (3) a copy of the articles of association of the
               Indenture Trustee certified by the Comptroller of the Currency, a copy of the by-laws of the Indenture Trustee certified by the Secretary or an Assistant Secretary of the Indenture Trustee, and a certificate or other evidence from the Comptroller of the Currency, dated as of a date shortly prior to the Delivery Date, as to the existence of the Indenture Trustee under the laws of the United States of America; and

                      (4) a certificate signed by an authorized officer of
               the Indenture Trustee, dated the Delivery Date, certifying that the representations and warranties contained herein of the Indenture Trustee are correct in all material respects as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

               (vi) All appropriate action required to have been taken prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

               (vii) The Indenture Trustee, the Class G Pass Through Trustee and the Subordination Agent shall have received a certificate signed by an authorized officer of Owner to the effect that:

                      (1) the Aircraft has been duly certified by the Federal Aviation Administration as to type and has a current certificate of airworthiness;

                      (2) the Indenture and the Indenture Supplement
               covering the Aircraft shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Federal Aviation
               Administration;

                      (3) the representations and warranties contained
               herein of Owner are correct in all material respects as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date); and

                      (4) the conditions to the purchase of the Series G
               Equipment Note by the Class G Pass Through Trustee under the Class G Pass Through Documents have been duly satisfied or waived in accordance with their respective terms.

               (viii) In the case of the Class G Pass Through Trustee, the conditions specified in Section 3 of the Class G Note Purchase Agreement shall have been satisfied or waived.

               (ix) The Indenture Trustee, the Class G Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, an opinion dated the Delivery Date substantially in the form of Exhibit A hereto from Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel for Owner, and an opinion dated the Delivery Date substantially in the form of Exhibit B hereto from Owner's legal department.

               (x) The Class G Pass Through Trustee and the Indenture Trustee shall have received, addressed to the Class G Pass Through Trustee, the Indenture Trustee and Owner, an opinion dated the Delivery Date substantially in the form of Exhibit C hereto from Clifford Chance, with respect to the Manufacturer Documents.

               (xi)   [Reserved.]

               (xii)  [Reserved.]

               (xiii) The Indenture Trustee, the Class G Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, an opinion dated the Delivery Date substantially in the form of Exhibit D hereto from Crowe & Dunlevy, P.C., special FAA counsel.

               (xiv) The Class G Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, an opinion dated the Delivery Date substantially in the form of Exhibit E from Bingham Dana LLP, special counsel for the Indenture Trustee.

               (xv)   [Reserved.]

               (xvi) The Indenture Trustee, the Class G Pass Through Trustee and the Subordination Agent shall have received an insurance certificate together with an independent insurance broker's report, in form and substance reasonably satisfactory to the Indenture Trustee, as to the due compliance with the terms of
        Section 7.04 of the Indenture relating to insurance with respect to the Aircraft.

               (xvii) [Reserved.]

               (xviii)No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

               (xix)  [Reserved.]

               (xx) No Event of Default has occurred and is continuing and no Event of Loss has occurred with respect to the Airframe or any Engine.

               (xxi) The Indenture Trustee and the Subordination Agent shall have received (A) a certificate signed by an authorized officer of the Pass Through Trustee, dated the Delivery Date, certifying that the representations and warranties contained herein of the Pass Through Trustee are correct in all material respects as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date), (B) an opinion dated the Delivery Date substantially in the form of Exhibit F hereto addressed to each such party of Bingham Dana LLP, special counsel for the Class G Pass Through Trustee and (B) such other documents and evidence with respect to the Class G Pass Through Trustee as either such Person may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all necessary corporate action in connection therewith and compliance with the conditions herein set forth.

               (xxii) The Indenture Trustee and the Class G Pass Through Trustee shall have received, addressed to each such party, an opinion dated the Delivery Date substantially in the form of Exhibit G hereto from Bingham Dana LLP, special counsel for the Subordination Agent.

               Promptly upon the recording of the Indenture and the Indenture Supplement covering the Aircraft pursuant to the Transportation Code, Owner will cause Crowe & Dunlevy, P.C., special FAA counsel in Oklahoma City, Oklahoma, to deliver to the Class G Pass Through Trustee, the Indenture Trustee and Owner an opinion as to the due recording of the Indenture and such Indenture Supplement and the lack of filing of any intervening documents with respect to the Aircraft.

               (b) Conditions Precedent to the Obligations of Owner. It is agreed that the obligations of Owner to participate in the transactions contemplated hereby on the Delivery Date are subject to the fulfillment to the satisfaction of Owner prior to the Delivery Date of the following conditions precedent:

               (i) All appropriate action required to have been taken on or prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect on the Delivery Date.

               (ii) The conditions specified in Sections 4(a)(ii) shall have been satisfied.

               (iii) Those documents described in Section 4(a)(iii) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Owner) in the manner specified in Section 4(a)(iii), shall each be satisfactory in form and substance to Owner, shall be in full force and effect on the Delivery Date, and an executed counterpart of each thereof (other than the Series G Equipment Note) shall have been delivered to Owner or its special counsel.

               (iv) Owner shall have received (A) each certificate referred to in Section 4(a)(v) (other than the certificate referred to in clause (A) thereof), (B) the certificate referred to in Section 4(a)(xxi)(A) and (C) such other documents and evidence with respect to the Class G Pass Through Trustee as Owner or its special counsel may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

               (v) Owner shall have received the opinions set forth in Sections 4(a)(x), 4(a)(xiii), 4(a)(xiv), 4(a)(xxi)(B) and
        4(a)(xxii), in each case addressed to Owner and dated the Delivery
        Date.

               (vi) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

               (vii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations or guidelines or interpretations by appropriate regulatory authorities which would make it a violation of law or regulations or guidelines for Owner to enter into any transaction contemplated by the Operative Documents to be executed on or before the Delivery Date.

               (viii) Owner shall have been paid by the Class G Pass Through Trustee for the issuance of the Series G Equipment Note.


        SECTION 5. EXTENT OF INTEREST OF SERIES G NOTE HOLDERS. No Series G Note Holder shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Indenture when and if the principal of and interest on the Series G Equipment Note held by such holder and all other sums payable to such holder hereunder, under the Indenture and under such Series G Equipment Note shall have been paid in full.


        SECTION 6.    REPRESENTATIONS AND WARRANTIES OF OWNER; INDEMNITIES.

               (a) Representations and Warranties. Owner represents and warrants to the Class G Pass Through Trustee, the Indenture Trustee, each Series G Loan Participant, the Subordination Agent, the Class G Liquidity Provider and the Policy Provider that:

               (i) Owner is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power and authority to own or hold under lease its properties, has, or had on the respective dates of execution thereof, the corporate power and authority to enter into and perform its obligations under the Owner Documents, the Class G Pass Through Trust Agreement and the other Operative Documents to which it is a party, and is duly qualified to do business as a foreign corporation in each state in which its operations or the nature of its business requires other than failures to so qualify which would not have a material adverse effect on the condition (financial or otherwise), business or properties of Owner and its subsidiaries considered as one enterprise;

               (ii) Owner is a Certificated Air Carrier, and its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code in effect in the State of Virginia) is located at Arlington, Virginia;

               (iii) the execution and delivery by Owner of the Owner Documents, the Class G Pass Through Trust Agreement and each other Operative Document to which Owner is a party, and the performance of the obligations of Owner under the Owner Documents, the Class G Pass Through Trust Agreement and each other Operative Document to which Owner is a party, have been duly authorized by all necessary corporate action on the part of Owner, do not require any stockholder approval, or approval or consent of any trustee or holder of any material indebtedness or material obligations of Owner, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation or order binding on Owner or the certificate of incorporation or by-laws of Owner, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon the property of Owner under, any indenture, mortgage, contract or other agreement to which Owner is a party or by which it may be bound or affected which contravention, default or Lien, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business or properties of Owner and its subsidiaries considered as one enterprise; provided, that insofar as the representations and warranties set forth in this
        Section 6(a)(iii) apply to the prohibited transaction rules of ERISA and Section 4975 of the Code, such representations and warranties are based upon and subject to the truth and accuracy of the representations and warranties made or deemed made by each purchaser of Class G Pass Through Certificates issued by the Class G Pass Through Trust;

               (iv) neither the execution and delivery by Owner of the Owner Documents, the Class G Pass Through Trust Agreement or any other Operative Document to which Owner is a party, nor the performance of the obligations of Owner under the Owner Documents, the Class G Pass Through Trust Agreement or the other Operative Documents to which Owner is a party, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA, or any other Federal, state or foreign governmental authority having jurisdiction over Owner, other than
        (A) the registration of the Class G Pass Through Certificates under the Securities Act and under the securities laws of any state in which the Class G Pass Through Certificates may be offered for sale if the laws of such state require such action, (B) the qualification of the Class G Pass Through Trust Agreement under the Trust Indenture Act of 1939, as amended, pursuant to an order of the Securities and Exchange Commission, (C) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Owner required to be obtained on or prior to the Delivery Date, which orders, permits, waivers, exemptions, authorizations and approvals have been, or on the Delivery Date will be, duly obtained and are, or on the Delivery Date will be, in full force and effect,
        (D) the registrations and filings referred to in Section 6(a)(vi) and (E) authorizations, consents, approvals, actions, notices and filings required to be obtained, taken, given or made either only after the date hereof or the failure of which to obtain, take, give or make would not be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business or properties of Owner and its subsidiaries considered as one enterprise;

               (v) this Agreement, each of the other Owner Documents and the Class G Pass Through Trust Agreement to which Owner is a party constitute (or, in the case of documents to be executed on the Delivery Date, will constitute) the legal, valid and binding obligations of Owner enforceable against Owner in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (vi) except for (A) the filing for recording pursuant to the Transportation Code of the Indenture and the Indenture Supplement attached thereto and made a part thereof and (B) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security interests created by such documents under the Uniform Commercial Code of Virginia and such other states as may be specified in the opinion furnished pursuant to Section 4(a)(ix) hereof, no further filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction) or other action is necessary under the laws of the United States of America or any State thereof in order to perfect the security interest in favor of the Indenture Trustee in the Aircraft (with respect to such portion of the Aircraft as is covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107);

               (vii) neither Owner nor any of its Affiliates has directly or indirectly offered any interest in any Series G Equipment Note or the Class G Pass Through Certificates for sale to any Person other than in a manner permitted by the Securities Act and by the rules and regulations thereunder;

               (viii) Owner is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

               (ix) no event has occurred and is continuing which constitutes a Default or an Event of Default;

               (x) no event has occurred and is continuing which constitutes an Event of Loss or would constitute an Event of Loss with the lapse of time;

               (xi) Owner is solvent and has no intention or belief that it is about to incur debts beyond its ability to pay as they mature;

               (xii) none of the proceeds from the issuance of the Series G Equipment Note will be used directly or indirectly by Owner to purchase or carry any "margin security" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System;

               (xiii) except as may have been disclosed in Owner's reports filed with the Securities and Exchange Commission, there are no pending or threatened actions or proceedings that individually or in the aggregate which could be expected to have a material adverse effect on the condition (financial or otherwise), business or properties of Owner and its subsidiaries considered as one enterprise;

               (xiv) Owner has good title (subject to filing and recordation of the FAA Bill of Sale with the FAA) to the Aircraft, free and clear of all Liens, except the Lien of the Trust Indenture and Liens permitted by clauses (iv) (solely for Taxes not yet due but excluding any such Taxes being contested) and (v) (solely securing obligations that are not yet due but excluding any such obligations being contested) of Section 7.01 of the Trust Indenture;

               (xv) the audited consolidated balance sheet of Owner with respect to fiscal year ended December 31, 1999 included in Owner's annual report on Form 10-K for the year ended December 31, 1999, filed by Owner with the SEC, and the related consolidated statements of income, stockholders' equity and cash flows for the period then ended, have been prepared in conformity with GAAP and present fairly in all material respects the financial condition of Owner and its consolidated subsidiaries as of such date and the result of its operations and cash flows for such period; and

               (xvi) Owner holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize Owner to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business or properties of Owner and its subsidiaries considered as one enterprise.

               (b) General Indemnity. Owner hereby agrees to indemnify each Indemnitee against, and agrees to protect, save and keep harmless each of them from (whether or not the transactions contemplated herein or in any of the other Operative Documents are consummated), any and all expenses imposed on, incurred by or asserted against any Indemnitee, in any way relating to, based on or arising out of (A) the execution, delivery and performance of the Operative Documents or the Pass Through Documents and the transactions contemplated thereby; (B) the manufacture, purchase, acceptance or rejection of the Airframe or any Engine or Parts; (C) the Aircraft (or any portion thereof) or any engine installed on the Airframe or any airframe on which an Engine is installed whether or not arising out of the manufacture, purchase, registration, reregistration, financing, refinancing, ownership, delivery, nondelivery, inspection, lease, sublease, possession, storage, use or non-use, operation, maintenance, overhaul, modification, alteration, condition, replacement, repair, substitution, sale, return or other disposition of the Aircraft including, without limitation, any violation of law relating to the Aircraft (including environmental laws), latent or other defects, whether or not discoverable, strict tort liability and any claim for patent, trademark or copyright infringement; or (D) the offer or sale of any interest in the Equipment Notes (including the Series G Equipment Note and any Series C Equipment Note which may be issued under the Indenture) or the Pass Through Certificates (including the Class G Pass Through Certificates and any Class C Pass Through Certificates which may be issued under the Class C Pass Through Trust) (or other evidence of the debt relating to the Aircraft) on the Delivery Date or in the future or in connection with a refinancing in accordance with the terms hereof (including any violation of securities laws or ERISA); provided, that the foregoing indemnity shall not extend to an Indemnitee with respect to any Expense to the extent such Expense is attributable to one or more of the following: (1) any representation or warranty by such Indemnitee in the Operative Documents or Pass Through Documents being incorrect, or (2) the failure by such Indemnitee to perform or observe any of its agreements, covenants or conditions in any of the Operative Documents or the Pass Through Documents, or (3) the willful misconduct or the gross negligence of such Indemnitee, or (4) (A) in the case of any Indemnitee, the offer, sale or other disposition (voluntary or involuntary) by such Indemnitee of all or any part of its interest in the Airframe or any Engine, (B) in the case of a Note Holder (including any Series G Note Holder and any Series C Note Holder (if any Series C Equipment Note are issued under the Indenture)), the offer, sale or other disposition (voluntary or involuntary) by such Note Holder of all or any part of its interest in any Equipment Note or (C) in the case of any Indemnitee, the offer, sale or other disposition by such Indemnitee of all or any part of such Indemnitee's interest in the Operative Documents, or
(5) any Tax, or (6) in the case of the Indenture Trustee in its individual and trust capacities, failure on the part of the Indenture Trustee to distribute in accordance with the Indenture any amounts distributable by it thereunder, or (7) in the case of any Pass Through Trustee or the Subordination Agent, failure on the part of such Pass Through Trustee or the Subordination Agent to distribute in accordance with the Intercreditor Agreement and the Pass Through Trust Agreements amounts received and distributable thereunder, or (8) the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Operative Documents which amendments, supplements, waivers or consents (a) are not or were not requested by Owner or (b) are not occasioned by a specific requirement of the Operative Documents, or (9) any amount which any Indemnitee expressly agrees to pay under any Operative Document or any amount which is expressly stated to be an expense that is not reimbursable by Owner under the Operative Documents, or (10) any amount that is an ordinary and usual operating or overhead expense of any Indemnitee (it being understood out-of-pocket expenses payable to third parties do not constitute "ordinary and usual operating and overhead expenses"), or (11) any amounts attributable to any Lien which such Indemnitee is required to remove pursuant to the terms of the Operative Documents or the Pass Through Documents, or (12) any loss of tax benefits or increases in tax liability or (13) any amount that constitutes principal of, or interest or premium on any Equipment Note (including the Series G Equipment Note and any Series C Equipment Note which may be issued under the Indenture).

               Owner's indemnity obligation to an Indemnitee under this
Section 6(b) shall equal the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this
Section 6(b) and any tax benefits realized by such Indemnitee as a result of the accrual or payment of such Expense shall equal the amount of the Expense indemnifiable under this Section 6(b).

               If any Indemnitee shall realize a tax savings by reason of any Tax paid or indemnified by Owner pursuant to this Section 6(b) (whether such tax savings shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) and such savings are not otherwise taken into account in computing such payment or indemnity such Indemnitee shall pay to Owner an amount equal to the lesser of (i) the amount of such tax savings, plus any additional tax savings recognized as the result of any payment made pursuant to this sentence, when, as if, and to the extent, realized or (ii) the amount of all payments pursuant to this Section 6(b) by Owner to such Indemnitee (less any payments previously made by such Indemnitee to Owner pursuant to this Section 6(b)) (and the excess, if any, of the amount described in clause (i) over the amount described in clause
(ii) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Owner to make payments to such Indemnitee pursuant to this Section 6(b)).

               If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to Owner; provided that the failure to give such notice shall not affect the obligations of Owner hereunder except to the extent Owner is prejudiced by such failure or Owner's indemnification obligations are increased as a result of such failure. If no Event of Default shall have occurred and be continuing, Owner shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, (A) in any judicial or administrative proceeding that involves solely a claim for one or more expenses, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more expenses and other claims related or unrelated to the transactions contemplated by the Operative Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its best efforts to obtain such severance) and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at Owner's sole expense, to participate therein. Notwithstanding any of the foregoing to the contrary, Owner shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Aircraft, the Indenture Estate or any part thereof unless in such an event Owner shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk. The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Owner pursuant to the preceding provisions.

               The affected Indemnitee shall supply Owner with such information reasonably requested by Owner as is necessary or advisable for Owner to control or participate in any proceeding to the extent permitted by this Section 6(b). Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense without the prior written consent of Owner, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 6(b).

               Owner shall supply the Indemnitee with such information reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this Section 6(b).

               Upon payment of any Expense pursuant to this Section 6(b), Owner, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto. The Indemnitee agrees to give such further assurances or agreements and to cooperate with Owner to permit Owner to pursue such claims, if any, to the extent reasonably requested by Owner.

               If an Indemnitee is reimbursed, in whole or in part, with respect to any Expense paid by Owner hereunder, it will promptly pay the amount refunded, including interest received thereon (but not an amount in excess of the amount Owner or any of its insurers has paid in respect of such Expense pursuant to this Section 6(b)) over to Owner.

               To the extent permitted by applicable law, interest at the Base Rate plus one percent (1.0%) shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 6 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

               Any amount which is payable to Owner by any Person pursuant to this Section 6(b) shall not be paid to Owner if an Event of Default has occurred and is continuing or if any payment is due and owing by Owner to such Person under any Operative Document. Any such amount shall be held by such Person (Owner hereby granting a security interest in such amount to such Person) and, if an Event of Default shall have occurred and be continuing, shall be applied against Owner's obligations hereunder or under another applicable Operative Document to such Person as and when due (and, to the extent that Owner has no obligations hereunder to such Person, such amount shall be paid to Owner). At such time as there shall not be continuing any such Event of Default or there shall not be due and owing any such payment, such amount shall be paid to Owner to the extent not previously applied in accordance with the immediately preceding sentence.


        SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS.

               (a) Securities Act. Each Series G Loan Participant represents and warrants that neither it nor anyone acting in its behalf has offered any Series G Equipment Note for sale to, or solicited any offer to buy any Series G Equipment Note from, any Person or entity other than in a manner in compliance with, and which does not require registration under, the Securities Act or the rules and regulations thereunder.

               (b) Reregistration. The Indenture Trustee and each Series G Loan Participant agree that, so long as no Event of Default shall have occurred and be continuing, Owner may elect to effect a change in registration of the Aircraft, at Owner's cost and expense, so long as the country of registry of the Aircraft is a country listed in the last paragraph of this Section 7(b). Upon the request of Owner, the country list in the last paragraph of this Section 7(d) may be amended from time to time to include any other country which the Indenture Trustee has determined, acting reasonably, would provide substantially equivalent protection for the rights of lenders in similar transactions as provided under the laws of the United States of America and the states thereof. In order for Owner to effect a change in the country of registry of the Aircraft, Owner shall deliver to the Indenture Trustee the following:

        (I) an Officer's Certificate certifying that (A) the insurance or self-insurance required by Section 7.04 of the Indenture shall be in full force and effect at the time of such change in registration after giving effect to such change in registration, (B) all indemnities in favor of the Indenture Trustee under any Operative Document afford the Indenture Trustee substantially the same protection as provided prior to such change of registry, (C) the Lien of the Indenture in favor of the Indenture Trustee will continue as a first priority lien following such change of registry, (D) such change will not result in the imposition of, or increase in the amount of, any Tax for which Owner is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify, the Series G Note Holders or the Indenture Trustee, pursuant to this Agreement and (E) that the new country of registry imposes aircraft maintenance standards not materially different from those of any Permitted Foreign Air Authority; and

        (II) a favorable opinion (subject to customary exceptions) of counsel (reasonably acceptable to the Indenture Trustee) addressed to the Indenture Trustee, from counsel of recognized reputation qualified in the laws of the relevant jurisdiction to the effect that: (A) it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Indenture Trustee (or any Affiliate thereof) for the Indenture Trustee to register or qualify to do business in such jurisdiction;
               (B) unless Owner shall have agreed to provide insurance covering the risk of requisition of use of such Aircraft by the government of such jurisdiction so long as such Aircraft is registered under the laws of such jurisdiction, the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of such Aircraft in the event of the requisition by such government of such use; and (C) after giving effect to such change in registration, the Lien of the Indenture on Owner's right, title and interest in and to the Aircraft shall continue as a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Indenture Trustee shall have received a certificate from Owner that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Indenture Trustee on or prior to the effective date of such change in registration).

               Owner shall pay all reasonable costs, expenses, fees, recording and registration taxes, including the reasonable fees and expenses of counsel to the Indenture Trustee, and other charges in connection with any such change in registration.

               The list of countries in which Owner is permitted to effect a reregistration of the Aircraft in accordance with the procedures of this
Section 7(b) is as follows:




                      Australia                    Malta
                      Austria                      Mexico
                      Bahamas                      Netherlands
                      Belgium                      New Zealand
                      Bermuda                      Norway
                      Brazil                       People's Republic of China
                      Canada                       Philippines
                      Denmark                      Portugal
                      Finland                      Republic of China (Taiwan)*
                      France                       Singapore
                      Germany                      South Korea
                      Grenada                      Spain
                      Greece                       Sweden
                      Iceland                      Switzerland
                      India                        Thailand
                      Ireland                      Tobago
                      Italy                        Trinidad
                      Jamaica                      Turkey
                      Japan                        United Kingdom
                      Luxembourg                   United States
                      Malaysia                     Venezuela

               *So long as on the date of registration such country and the United States have diplomatic relations at least as good as those in effect on the Delivery Date.

               (c) Quiet Enjoyment. Each Series G Loan Participant and each of the Indenture Trustee, the Subordination Agent and the Class G Pass Through Trustee covenants and agrees that, so long as no Event of Default shall have occurred and be continuing and the Indenture has not been duly declared in default, such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with Owner's continued possession, use and operation of, and quiet enjoyment of, the Aircraft.

               (d) Series G Equipment Note Acquired for Investment. Each Series G Loan Participant represents and warrants that the Series G Equipment Note to be issued to it pursuant to the Indenture is being acquired by it for investment and not with a view to resale or distribution (it being understood that such Series G Loan Participant may pledge or assign as security its interest in each Series G Equipment Note issued to
it), except that such Series G Loan Participant may sell, transfer or otherwise dispose of any Series G Equipment Note or any portion thereof, or grant participations therein, in a manner which in itself does not require registration under the Securities Act.

               (e) Owner Merger Covenant. Owner will not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

               (i) the corporation formed by such consolidation or into which Owner is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Owner as an entirety shall be (i) organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, (ii) a Citizen of the United States and (iii) a Certificated Air Carrier, if and so long as such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code with respect to the Lien of the Indenture;

               (ii) the corporation formed by such consolidation or into which Owner is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Owner as an entirety shall execute and deliver to Indenture Trustee an agreement in form and substance reasonably satisfactory to the Indenture Trustee a duly authorized, valid, binding and enforceable agreement containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of the Operative Documents to which Owner is a party to be performed or observed by Owner;

               (iii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

               (iv) Owner shall have delivered to the Indenture Trustee a certificate signed by the President, any Executive Vice President, any Senior Vice President or any Vice President and by the Secretary or an Assistant Secretary of Owner, and an opinion of counsel (which may be Owner's General Counsel, Deputy General Counsel, Associate General Counsel or Assistant General Counsel) reasonably satisfactory to the Indenture Trustee, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this Section 7(e) and that all conditions precedent herein provided for relating to such transaction have been complied with.

               Upon any such consolidation or merger or any such conveyance, transfer or lease of substantially all of the assets of Owner as an entirety in accordance with this Section 7(e), the successor corporation or Person formed by such consolidation or into which Owner is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Owner under this Agreement with the same effect as if such successor corporation or Person had been named as Owner herein. No such conveyance, transfer or lease of substantially all of the assets of Owner as an entirety shall have the effect of releasing Owner or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 7(e) from its liability in respect of any Operative Document to which it is a party.

               (f) Representations, Warranties and Covenants of the Indenture Trustee. State Street Bank and Trust Company of Connecticut, National Association represents, warrants (as of the Delivery Date) and covenants, in its individual capacity, to Owner, the Class G Pass Through Trustee, the Subordination Agent, the Class G Liquidity Provider and the Policy Provider as follows:

               (i) the Indenture Trustee is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States, is a Citizen of the United States (without making use of any voting trust, voting powers agreement or similar arrangement), will notify promptly all parties to this Agreement if in its reasonable opinion its status as a Citizen of the United States (without making use of any voting trust, voting powers agreement or similar arrangement) is likely to change and will resign as Indenture Trustee as provided in Section 9.02 of the Indenture promptly after it obtains actual knowledge that it has ceased to be such a Citizen of the United States (without making use of a voting trust, voting powers agreement or similar arrangement), and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of this Agreement, the Indenture and each other Operative Document to which it is a party and to carry out its obligations under this Agreement, the Indenture and each other Operative Document to which it is a party and to authenticate the Series G Equipment Note;

               (ii) the execution and delivery by the Indenture Trustee of the Indenture Trustee Documents and the authentication of the Series G Equipment Note and the performance by the Indenture Trustee of its obligations under the Indenture Trustee Documents have been duly authorized by the Indenture Trustee and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

               (iii) this Agreement and each of the other Indenture Trustee Documents constitute the legal, valid and binding obligations of the Indenture Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iv) there are no pending or, to its knowledge, threatened actions or proceedings against the Indenture Trustee, either in its individual capacity or as Indenture Trustee, before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of the Indenture Trustee, in its individual capacity or as Indenture Trustee as the case may be, to perform its obligations under the Operative Documents to which it is a party;

               (v) there are no Indenture Trustee Liens on the Aircraft;
        and

               (vi) the Indenture Trustee will furnish to the Note Holders and the Policy Provider, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Indenture Trustee under any Operative Document to the extent that the same shall not have been furnished or be required to have been furnished to the Note Holders and the Policy Provider pursuant to the applicable Operative Documents.

               (g) Confidentiality of Purchase Agreement. The Indenture Trustee agrees for the benefit of the Seller, the Manufacturer and Owner that it will not disclose or suffer to be disclosed the terms of the Purchase Agreement to any third party except (A) as may be required by any applicable statute, court or administrative order or decree or governmental ruling or regulation or to any regulatory authorities having official jurisdiction over them, (B) in connection with the financing of the Aircraft and the other transactions contemplated by the Operative Documents (including any transfer of the Series G Equipment Note (including by way of participation or assignment of an interest, provided such participant or assignee agrees to hold such terms confidential to the same extent as herein provided) and any exercise of remedies under the Indenture), (C) with the prior written consent of the Manufacturer, the Seller and Owner or
(D) to the Indenture Trustee's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential.

               (h) Loan Participant Liens. Each Series G Loan Participant covenants and agrees that it shall not cause or permit to exist a Loan Participant Lien attributable to it with respect to the Aircraft. Each Series G Loan Participant agrees that it will promptly, at its own expense, take such other action as may be necessary duly to discharge such Loan Participant Lien attributable to it. Each Series G Loan Participant agrees to make restitution to Owner for any actual diminution of the assets of Owner resulting from such Loan Participant Lien attributable to it.

               (i) Indenture Trustee Liens. State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Indenture Trustee's Liens with respect to the Indenture Estate. State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Indenture Trustee's Liens. State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, agrees to make restitution to Owner for any actual diminution of the assets of the Indenture Estate resulting from such Indenture Trustee's Liens.

               (j) Further Assurances. Owner, at its expense, will take, or cause to be taken, such action with respect to the recording, filing, re-recording and refiling of the Indenture, the Indenture Supplement and any financing statements or other instruments as are necessary to maintain, so long as the Indenture is in effect, the perfection of the security interests created by the Indenture or will furnish to the Indenture Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable them to take such action. Owner will notify the Indenture Trustee of any change in the location of its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.

               (k) Transfer of Series G Equipment Note. Each Series G Loan Participant hereby represents, warrants and agrees that it shall not transfer any interest in the Series G Equipment Note unless and until the transferee agrees in writing (copies of which shall be provided by the Indenture Trustee to Owner) to make the representations contemplated to be made by a Series G Loan Participant in this Agreement and to be bound by the terms of this Agreement and the Indenture.

               (l) Representations and Warranties of Class G Pass Through Trustee. The Class G Pass Through Trustee represents and warrants to Owner, the Indenture Trustee, the Subordination Agent, the Class G Liquidity Provider and the Policy Provider, in its capacity as such and in its individual capacity, as follows:

               (i) the Class G Pass Through Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver the Class G Pass Through Trust Agreement, the Intercreditor Agreement and this Agreement and to perform its obligations under the Class G Pass Through Trust Agreement, the Intercreditor Agreement and this Agreement;

               (ii) this Agreement, the Class G Pass Through Trust Agreement and the Intercreditor Agreement have been duly authorized, executed and delivered by the Class G Pass Through Trustee; this Agreement, the Class G Pass Through Trust Agreement and the Intercreditor Agreement constitute the legal, valid and binding obligations of the Class G Pass Through Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iii) none of the execution, delivery and performance by the Class G Pass Through Trustee of the Class G Pass Through Trust Agreement, the Intercreditor Agreement or this Agreement, the purchase by the Class G Pass Through Trustee of the Series G Equipment Note pursuant to this Agreement, or the issuance of the Class G Pass Through Certificates pursuant to the Class G Pass Through Trust Agreement, contravenes any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Class G Pass Through Trustee's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Class G Pass Through Trustee and does not contravene or result in any breach of, or constitute a default under, the Class G Pass Through Trustee's articles of association or by-laws or any agreement or instrument to which the Class G Pass Through Trustee is a party or by which it or any of its properties may be bound;

               (iv) neither the execution and delivery by the Class G Pass Through Trustee of the Class G Pass Through Trust Agreement, the Intercreditor Agreement or this Agreement, nor the consummation by the Class G Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Connecticut governmental authority or agency or any Federal governmental authority or agency regulating the Class G Pass Through Trustee's banking, trust or fiduciary powers;

               (v) there are no Taxes payable by the Class G Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Class G Pass Through Trustee of this Agreement, the Class G Pass Through Trust Agreement or the Intercreditor Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Class G Pass Through Trustee for services rendered in connection with the transactions contemplated by the Class G Pass Through Trust Agreement), and there are no Taxes payable by the Class G Pass Through Trustee imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Class G Pass Through Trustee of the Series G Equipment Note (other than franchise or other taxes based on or measured by any fees or compensation received by the Class G Pass Through Trustee for services rendered in connection with the transactions contemplated by the Class G Pass Through Trust Agreement), and, assuming that the trust created by the Class G Pass Through Trust Agreement will not be taxable as a corporation, but rather, will be characterized either as a grantor trust under subpart E, Part I, of Subchapter J of the Code or as a partnership, such trust will not be subject to any Taxes imposed by the State of Connecticut or any political subdivision thereof;

               (vi) there are no pending or threatened actions or proceedings against the Class G Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Class G Pass Through Trustee to perform its obligations under this Agreement, the Intercreditor Agreement or the Class G Pass Through Trust Agreement;

               (vii) except for the issue and sale of the Class G Pass Through Certificates contemplated hereby, the Class G Pass Through Trustee has not directly or indirectly offered the Series G Equipment Note for sale to any Person or solicited any offer to acquire the Series G Equipment Note from any Person, nor has the Class G Pass Through Trustee authorized anyone to act on its behalf to offer directly or indirectly the Series G Equipment Note for sale to any Person, or to solicit any offer to acquire the Series G Equipment Note from any Person; and the Class G Pass Through Trustee is not in default under the Class G Pass Through Trust Agreement; and

               (viii) the Class G Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with Owner.

               (m) Representations and Warranties of Subordination Agent. The Subordination Agent represents and warrants to Owner, the Indenture Trustee, the Class G Pass Through Trustee, the Class G Liquidity Provider and the Policy Provider, in its capacity as such and in its individual capacity, as follows:

               (i) the Subordination Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, the Class G Liquidity Facility, the Policy Provider Agreement and the Intercreditor Agreement and to perform its obligations under this Agreement, the Class G Liquidity Facility, the Policy Provider Agreement and the Intercreditor Agreement;

               (ii) this Agreement, the Class G Liquidity Facility, the Policy Provider Agreement and the Intercreditor Agreement have been duly authorized, executed and delivered by the Subordination Agent; this Agreement, the Class G Liquidity Facility, the Policy Provider Agreement and the Intercreditor Agreement constitute the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iii) none of the execution, delivery and performance by the Subordination Agent of the Class G Liquidity Facility, the Policy Provider Agreement, the Intercreditor Agreement or this Agreement contravenes any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene or result in any breach of, or constitute a default under, the Subordination Agent's articles of association or by-laws or any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

               (iv) neither the execution and delivery by the Subordination Agent of the Class G Liquidity Facility, the Policy Provider Agreement, the Intercreditor Agreement or this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Connecticut governmental authority or agency or any Federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

               (v) there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement, the Class G Liquidity Facility, the Policy Provider Agreement or the Intercreditor Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement, the Policy Provider Agreement or the Class G Liquidity Facility), and there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of the Series G Equipment Note (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement, the Policy Provider Agreement or the Class G Liquidity Facility);

               (vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement, the Intercreditor Agreement, the Policy Provider Agreement or the Class G Liquidity Facility;

               (vii) the Subordination Agent has not directly or indirectly offered the Series G Equipment Note for sale to any Person or solicited any offer to acquire the Series G Equipment Note from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly the Series G Equipment Note for sale to any Person, or to solicit any offer to acquire the Series G Equipment Note from any Person; and the Subordination Agent is not in default under the Policy Provider Agreement or the Class G Liquidity Facility; and

               (viii) the Subordination Agent is not directly or indirectly controlling, controlled by or under common control with Owner.


        SECTION 8. RELIANCE OF CLASS G LIQUIDITY PROVIDER AND POLICY PROVIDER. Each of the parties hereto agrees and acknowledges that the Class G Liquidity Provider and the Policy Provider shall be third party beneficiaries of each of the representations, warranties and covenants made herein by such party, and that each of the Class G Liquidity Provider and Policy Provider may rely on such representations and warranties to the same extent as if such representations and warranties were made to each of the Class G Liquidity Provider and Policy Provider directly. Owner agrees and acknowledges that each of the Class G Liquidity Provider and Policy Provider shall be third party beneficiaries of the indemnities contained in
Section 6(b), and each of the Class G Liquidity Provider and Policy Provider may rely on such indemnities to the same extent as if such indemnities were made to each of the Class G Liquidity Provider and the Policy Provider directly.


        SECTION 9. OTHER DOCUMENTS. So long as the Lien of the Indenture has not been terminated, the Class G Pass Through Trustee, the Subordination Agent and the Indenture Trustee hereby agree for the benefit of Owner that without Owner's consent, each such party will not amend any other provision of any Operative Document or Class G Pass Through Document in a manner adversely affecting Owner. Each of the Indenture Trustee, the Subordination Agent and the Class G Pass Through Trustee agree to promptly furnish to Owner copies of any supplement, amendment, waiver or modification of any of the Operative Documents or Class G Pass Through Documents to which Owner is not a party. Each Series G Loan Participant agrees that it will not take any action in respect of the Indenture Estate except through the Indenture Trustee pursuant to the Indenture or as otherwise permitted by the Indenture.


        SECTION 10. CERTAIN COVENANTS OF OWNER. Owner covenants and agrees with each of the Series G Loan Participants and the Indenture Trustee, as follows:

               (a) Further Assurances. Owner will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Indenture Trustee shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by Owner will not expand any obligations or limit any rights of Owner in respect of the transactions contemplated by any Operative Documents.

               (b) Filings. Owner, at its expense, will cause the Indenture, all supplements and amendments to the Indenture and this Agreement to be promptly filed and recorded, or filed for recording, to the extent permitted under the Transportation Code or required under any other applicable law. Upon the execution and delivery of the Indenture, the Indenture and the Indenture Supplement shall be filed for recording with the Federal Aviation Administration.


        SECTION 11.   [Reserved.]


        SECTION 12.   NOTICES; CONSENT TO JURISDICTION.

               (a) Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered to the recipient thereof in accordance with the provisions of this Section 12(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 12(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) as follows: (A) if to Owner, the Class G Pass Through Trustee, the Subordination Agent or the Indenture Trustee to the respective addresses set forth on Schedule I hereto or (B) if to any subsequent Series G Note Holder, addressed to such Series G Note Holder at its address set forth in the Equipment Note register maintained pursuant to
Section 2.07 of the Indenture.

               (b) Consent to Jurisdiction. Each of the parties hereto (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any other Operative Document, the subject matter of any thereof or any of the transactions contemplated hereby or thereby brought by any party or parties thereto, or their successors or assigns and (B) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or any other Operative Document or the subject matter of any thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts; provided, however that the foregoing shall not apply to the right any party may have to seek removal of such suit, action or proceeding to federal court or to seek consolidation of any separate actions, suits or proceedings brought by one or more of the other parties in the same or different jurisdictions. The agreement set forth in this Section 12(b) is given solely for the benefit of the parties hereto and shall not inure to the benefit of any other Person.


        SECTION 13.   [RESERVED.]


        SECTION 14.   MISCELLANEOUS.

               (a) Survival. The representations, warranties, indemnities and agreements of Owner, the Indenture Trustee, the Subordination Agent and the Class G Pass Through Trustee provided for in this Agreement or any other Operative Document, and Owner's, the Indenture Trustee's, the Subordination Agent's and the Class G Pass Through Trustee's obligations under any and all thereof, shall survive the making available of the Class G Pass Through Trustee's Commitment, the transfer of any interest by any Series G Loan Participant in the Series G Equipment Note or the Indenture Estate and the expiration or other termination of this Agreement or any other Operative Document.

               (b) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

               (c) Amendments and Waivers. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Indenture Trustee.

               (d) Successors and Assigns. The terms of this Agreement shall be binding upon, and inure to the benefit of, Owner and, subject to the terms of this Agreement, its successors and permitted assigns, the Class G Pass Through Trustee and its successors as Class G Pass Through Trustee (and any additional trustee appointed) under the Class G Pass Through Trust Agreement, each Series G Note Holder and its successors and registered assigns and the Indenture Trustee and its successors as Indenture Trustee under the Indenture. The terms of this Agreement shall inure to the benefit of the Class G Liquidity Provider and Policy Provider, and each of their successors and permitted assigns.

               (e) Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

               (f) References. Unless otherwise specified, references in this Agreement to Sections, Exhibits, Schedules and Annexes are references to Sections, Exhibits, Schedules and Annexes herein or hereto.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       US AIRWAYS, INC.,
                                         Owner


                                       By:_______________________________
                                          Name:
                                          Title:


                                       STATE STREET BANK AND
                                       TRUST COMPANY OF CONNECTICUT,
                                       NATIONAL ASSOCIATION,
                                       not in its individual capacity
                                       except as otherwise provided herein,
                                       but solely as Indenture Trustee


                                       By:_______________________________
                                          Name:
                                          Title:


                                       STATE STREET BANK AND TRUST COMPANY
                                       OF CONNECTICUT, NATIONAL
                                       ASSOCIATION, not in its individual
                                       capacity, except as otherwise
                                       provided herein, but solely as Class
                                       G Pass Through Trustee


                                       By:_______________________________
                                          Name:
                                          Title:


                                       STATE STREET BANK AND TRUST COMPANY
                                       OF CONNECTICUT, NATIONAL
                                       ASSOCIATION, not in its individual
                                       capacity, except as otherwise
                                       provided herein, but solely as
                                       Subordination Agent


                                       By:_______________________________
                                          Name:
                                          Title:




                                                                     ANNEX A


                                DEFINITIONS
                                  (N___U_)

         The following terms shall have the following meanings for all purposes of the Operative Documents referred to below, unless otherwise defined in an Operative Document or the context thereof shall otherwise require and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Annex A and the provisions of the main body of any Operative Document, the provisions of the main body of such Operative Document shall control the construction of such Operative Document.

         Except as otherwise provided herein, all references to any agreement defined in this Annex A shall be deemed to include such agreement as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms and, where applicable, the terms of the other Operative Documents. All references to statutes, rules and regulations shall be deemed to include all amendments, replacements and successors thereto unless otherwise specified herein.

         "Acceptable Alternate Engine" means (i) a CFM International Model 56-5 (or improved) type engine having not less than 1,500 cycles left before such engine's next scheduled shop visit or (ii) an engine of the same or another manufacturer suitable for use on the Airframe and having a value and utility equal to or greater than a CFM Model 56-5 type engine, assuming such engine is in the condition required by the Indenture.

         "Actual Knowledge" means actual knowledge of a Responsible Officer in the Corporate Trust Office of the Indenture Trustee.

         "Additional Insured" means the Indenture Trustee, the Pass Through Trustees, the Liquidity Providers, the Policy Provider, Owner in its capacity as lessor under any Lease, and each of their respective
Affiliates, successors and permitted assigns, and the respective directors, officers, employees and agents of the foregoing.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

         "Aircraft" means the Airframe to be subject to the Lien of the Indenture (or any airframe from time to time substituted for such Airframe pursuant to Section 5.06 of the Indenture) together with the two Engines initially subject to the Lien of the Indenture (or any engine substituted for either of such Engines pursuant to the terms of the Indenture), in each case as specified in the applicable Indenture Supplement, whether or not any of such initial or substituted Engines may from time to time be installed on such initial or substituted Airframe or may be installed on any other airframe or on any other aircraft.

         "Airframe" means: (i) the Airbus aircraft (except Engines or engines from time to time installed thereon) specified in the initial Indenture Supplement, and any aircraft (except Engines or engines from time to time installed thereon) which may from time to time be substituted for such aircraft (except Engines or engines from time to time installed thereon) pursuant to Section 5.06 of the Indenture; and (ii) any and all Parts so long as the same shall be incorporated or installed in or attached to such aircraft (except Engines or engines from time to time installed thereon); provided, however, that at such time as an aircraft (except Engines or engines from time to time installed thereon) shall be deemed part of the property subject to the Lien of the Indenture in substitution for the Airframe pursuant to the applicable provisions of the Indenture, the replaced Airframe shall cease to be an Airframe subject to the Lien of the Indenture; provided further that the Airframe shall not include Passenger Convenience Equipment.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

         "Base Rate" means the rate of interest announced publicly by The Chase Manhattan Bank in New York, New York from time to time as its base rate.

         "Bill of Sale" means a full warranty bill of sale covering the Aircraft delivered by the Manufacturer or its Affiliate to Owner.

         "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Hartford, Connecticut or Pittsburgh, Pennsylvania.

         "Cash Equivalents" means (i) direct obligations of the United States of America and agencies guaranteed by the United States government having a final maturity of ninety (90) days or less from date of purchase thereof; (ii) certificates of deposit issued by, bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of Aa or better by Moody's Investors Service, Inc. ("Moody's") or AA or better by Standard & Poor's Corporation ("S&P") and having a final maturity of ninety (90) days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the laws of the United States of America or any state thereof having a rating assigned to such commercial paper of A1 by S&P or P1 by Moody's and having a final maturity of ninety (90) days or less from the date of purchase thereof; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank's capital and surplus.

         "Certificated Air Carrier" means a Citizen of the United States holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110 of the Bankruptcy Code or any analogous successor provision of the Bankruptcy Code.

         "Citizen of the United States" has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States of America enacted in substitution or replacement therefor.

         "Civil Reserve Air Fleet Program" means the Civil Reserve Air Fleet Program currently administered by the United States Air Force Air Mobility Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

         "Class C Deposit Agreement" means, if and when any Class C Pass Through Certificates are issued, the Deposit Agreement (if any), to be dated as of the date of the issuance of the Class C Pass Through Certificates, between the financial institution acting as escrow agent under the Class C Escrow Agreement relating to the Class C Pass Through Certificates (if any), and the Class C Depositary.

         "Class C Depositary" means the financial institution initially party to the Class C Deposit Agreement as depositary thereunder, or any successors thereto.

         "Class C Escrow Agreement" means, if and when any Class C Pass Through Certificates are issued, the Escrow and Paying Agent Agreement (if any), to be dated as of the date of the issuance of the Class C Pass Through Certificates, among the financial institution acting as escrow agent, any underwriters or purchasers named therein, the Class C Pass Through Trustee, and the financial institution acting as paying agent thereunder.

         "Class C Liquidity Facility" means, if and when any Class C Pass Through Certificates are issued, the Revolving Credit Agreement (if any) to be dated as of the date of the issuance of the Class C Pass Through Certificates, between the Subordination Agent, as agent and trustee for the Class C Pass Through Trustee, and the Class C Liquidity Provider, and any replacement thereof, as the same may be amended, modified or supplemented.

         "Class C Liquidity Provider" means the financial institution initially party to the Class C Liquidity Facility (if any) as the liquidity provider thereunder, or any successor thereto.

         "Class C Note Purchase Agreement" means the Note Purchase Agreement, to be dated as of the date the Class C Pass Through Certificates are issued (if such Class C Pass Through Certificates are issued), among Owner, the Class C Pass Through Trustee, the Subordination Agent, the financial institution acting as escrow agent in connection with the issuance of the Class C Pass Through Certificates, and the financial institutions acting as paying agent in connection with the issuance of the Class C Pass Through Certificates.

         "Class C Pass Through Certificates" means any certificates if and when issued by the Class C Pass Through Trust and authenticated by the Class C Pass Through Trustee, representing fractional undivided interests in the Class C Pass Through Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class C Pass Through Trust Agreement.

         "Class C Pass Through Documents" means, if any Class C Pass Through Certificates are issued, the Class C Participation Agreement, the Class C Pass Through Trust Agreement, the Class C Note Purchase Agreement, the Class C Deposit Agreement, the Class C Liquidity Facility and the Intercreditor Agreement.

         "Class C Pass Through Trust" means the Class C Pass Through Trust, No. 2000-2C, if and when created pursuant to the Class C Pass Through Trust Agreement.

         "Class C Pass Through Trust Agreement" means the Pass Through Trust Agreement, dated as of July 30, 1999, among Owner, US Airways Group, Inc. and State Street and the separate pass through trust supplement No. 2000-2C thereto creating the Class C Pass Through Trust, if and when created.

         "Class C Pass Through Trustee" means, if and when any Class C Pass Through Certificates are issued, the financial institution acting as trustee under the Class C Pass Through Trust Agreement, together with any successor trustee appointed pursuant thereto.

         "Class G Deposit Agreement" that certain Deposit Agreement (Class
G), dated as of the Class G Pass Through Trust Closing Date, between First Security Bank, National Association, as escrow agent under the Class G Escrow Agreement referred to therein, and the Class G Depositary.

         "Class G Depositary" means [-], as Class G under the Class G Deposit Agreement, or any successors thereto.

         "Class G Escrow Agreement" means that certain Escrow and Paying Agent Agreement (Class G), dated as of the Class G Pass Through Trust Closing Date, among First Security Bank, National Association, as escrow agent, the Underwriters, the Class G Pass Through Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as paying agent thereunder.

         "Class G Liquidity Facility" means the Revolving Credit Agreement, dated as of the Class G Pass Through Trust Closing Date, between the Subordination Agent, as borrower, and the Class G Liquidity Provider, and any replacement thereof, as the same may be amended, modified or supplemented.

         "Class G Liquidity Provider" means [-], or any successor thereto.

         "Class G Note Purchase Agreement" means the Note Purchase Agreement, dated as of the Class G Pass Through Trust Closing Date, among Owner, the Class G Pass Through Trustee, the Subordination Agent, First Security Bank, National Association, as Escrow Agent, and State Street Bank and Trust Company of Connecticut, National Association, as Paying Agent.

         "Class G Pass Through Certificates" means the certificates issued by the Class G Pass Through Trust and authenticated by the Class G Pass Through Trustee on the Class G Pass Through Trust Closing Date, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class G Pass Through Trust Agreement.

         "Class G Pass Through Documents" means the Class G Participation Agreement, the Class G Pass Through Trust Agreement, the Class G Note Purchase Agreement, the Class G Deposit Agreement, the Class G Liquidity Facility, the Policy Provider Agreement, the Policy and the Intercreditor Agreement.

         "Class G Pass Through Trust" means the Class G Pass Through Trust set forth in Schedule III to the Series G Participation Agreement.

         "Class G Pass Through Trust Agreement" means the pass through trust agreement and the separate pass through trust supplement referred to in Schedule III to the Series G Participation Agreement.

         "Class G Pass Through Trust Closing Date" means August [-], 2000.

         "Class G Pass Through Trustee" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, in its capacity as trustee under the Class G Pass Through Trust Agreement, and each other Person that may from time to time be acting as successor trustee under the Class G Pass Through Trust Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commitment" means the commitment pursuant to the Participation Agreements of the Pass Through Trustees to finance a portion of Owner's cost for the Aircraft.

         "Consent and Agreement" means, collectively, each Consent and Agreement (N___U_), dated as of the date of the Series G Participation Agreement, executed by the Seller and the Manufacturer, respectively, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

         "Corporate Trust Office" means the principal office of the Indenture Trustee located at 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Administration, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to Owner, the Loan Participants and each Note Holder.

         "Debt Rate" means, (i) with respect to the Series G Equipment Note, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the Indenture and (ii) with respect to the Series C Equipment Note, if issued, the rate per annum for such Series under the heading "Interest Rate" in Schedule I to the applicable Indenture Supplement.

         "Default" means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

         "Delivery Date" means the date of the initial Indenture Supplement for the Aircraft.

         "Delivery Notice" means the notice of delivery delivered pursuant to Section 2(b) of the Series G Participation Agreement.

         "Depositaries" means, collectively, the Class G Depositary and the Class C Depositary.

         "Deposit Agreements" means, collectively, the Class G Deposit Agreement and the Class C Deposit Agreement.

         "Dollars" and "$" mean the lawful currency of the United States of America.

         "Engine" means (i) each of the two CFM International 56-5 type engines listed by manufacturer's serial number in the initial Indenture Supplement, whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or on any other aircraft; and
(ii) any Acceptable Alternate Engine that may from time to time be substituted, pursuant to the terms of the Indenture, for either of such two Engines, together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed there from; provided, however, that at such time as an engine shall be deemed part of the property leased under the Indenture in substitution for an Engine pursuant to the applicable provisions of the Indenture, the replaced Engine shall cease to be an Engine subject to the Lien of the Indenture. The term "Engines" means, as of any date of determination, all Engines then subject to the Lien of the Indenture.

         "Equipment Note Register" has the meaning specified for such term in Section 2.07 of the Indenture.

         "Equipment Note Registrar" has the meaning specified for such term in Section 2.07 of the Indenture.

         "Equipment Notes" means and include any Series G Equipment Notes and any Series C Equipment Notes issued under the Indenture, and issued in exchange therefor or replacement thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA in the Series G Participation Agreement are references to ERISA as in effect at the date of the Series G Participation Agreement, section references to ERISA in the Series C Participation Agreement are references to ERISA as in effect at the date of the Series C Participation Agreement, and, in each case, are references to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "Event of Default" has the meaning specified for such term in
Section 4.02 of the Indenture.

         "Event of Loss" means, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Owner (or any Lessee) for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property for a period in excess of one hundred eighty
(180) days; (iv) the requisition for use of such property by any governmental authority (other than a requisition for use by the United States Government or any government of registry of the Aircraft or any agency or instrumentality thereof) that shall have resulted in the loss of possession of such property by Owner (or any Lessee) for a period in excess of one hundred eighty (180) consecutive days; (v) [intentionally omitted];
(vi) condemnation, confiscation, requisition or taking of title of the Aircraft or the Airframe for more than thirty (30) days; (vii) as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration or other governmental body of the government of registry of the Aircraft having jurisdiction, the use of such property in the normal course of the business of air transportation shall have been prohibited for a period of one hundred eighty (180) consecutive days, unless Owner (or Lessee) shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Owner (or such Lessee), but in any event an "Event of Loss" shall occur if such "grounding" extends for a period of more than three hundred sixty (360) days; provided that no Event of Loss shall be deemed to occur if such "grounding" is applicable to Owner's entire fleet of [A319][A320] aircraft and Owner, prior to the expiration of one year from the prohibition of such use, shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, on a non-discriminatory basis, all steps which are necessary or desirable to permit the normal use of the Aircraft by Owner (or such Lessee), but in any event an "Event of Loss" shall be deemed to have occurred if such use shall have been prohibited for a period of two consecutive years; and (viii) with respect to an Engine only, any divestiture of title to or interest in an Engine or any event with respect to an Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 5.06(b) of the Indenture. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

         "Expenses" means all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals and reasonable costs of investigation).

         "FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Owner by the Manufacturer or its Affiliates.

         "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to their functions.

         "Federal Funds Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by State Street from three Federal funds brokers of recognized standing selected by it.

         "Foreign Air Carrier" means any air carrier which is not a U.S. Air Carrier and which performs, or contracts for the performance of, maintenance, preventative maintenance and inspections for the Aircraft, Airframe and/or any Engine or engine to standards which are approved by, or which are substantially equivalent to those required by, the Federal Aviation Administration or any Permitted Foreign Air Authority.

         "French Pledge Agreement" means the French Pledge Agreement, dated as of the date of the Series G Participation Agreement, between Owner and the Indenture Trustee, as the same may be amended, supplemented or modified from time to time.

         "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

         "Indemnitee" means (i) the Indenture Trustee, (ii) the Loan Participants and each other Note Holder, (iii) the Subordination Agent,
(iv) the Liquidity Providers, (v) the Policy Provider; (vi) the Pass Through Trustees, (vii) each Affiliate of the Persons described in clauses
(i) through (vi), inclusive, (viii) the respective directors, officers, employees, agents and servants of each of the Persons described in clauses
(i) through (vii), inclusive, and (vix) the successors and permitted assigns of the Persons described in clauses (i) through (viii), inclusive.

         "Indemnity Agreements" means, collectively, (i) that certain Indemnity Agreement, dated as of the Class G Pass Through Trust Closing Date, between the Class G Depositary and Owner and (ii) if the Class C Pass Through Certificates are issued, that certain Indemnity Agreement, dated as of the date such Class C Pass Through Certificates are issued, between the Class C Depositary and Owner.

         "Indenture" or "Trust Indenture" means that certain Indenture and Security Agreement (N___U_), dated as of the date of the Series G
Participation Agreement, between Owner and the Indenture Trustee, as it may from time to time be supplemented or amended as therein provided, including supplementing by the Indenture Supplement pursuant to the Indenture.

         "Indenture Agreements" means the Participation Agreements, the Purchase Agreement, the Purchase Agreement Assignment, the French Pledge Agreement, the Consent and Agreement and any other contract, agreement or instrument from time to time assigned or pledged under the Indenture.

         "Indenture Estate" or "Trust Indenture Estate" means all estate, right, title and interest of the Indenture Trustee in and to the properties referred to in the Granting Clause of the Indenture.

         "Indenture Indemnitees" means (i) State Street and the Indenture Trustee, (ii) each separate or additional trustee appointed pursuant to the Indenture, (iii) the Subordination Agent, (iv) the Liquidity Providers, (v) the Policy Provider, (vi) each Pass Through Trustee and (vii) each of the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (vi), inclusive.

         "Indenture Supplement" means a supplement to the Indenture, substantially in the form of Exhibit A to the Indenture, which shall particularly describe the Aircraft, and any Replacement Airframe and Replacement Engine included in the property subject to the Lien of the Indenture.

         "Indenture Trustee" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity, but solely as Indenture Trustee, and any entity which may from time to time be acting as indenture trustee under the Indenture.

         "Indenture Trustee Documents" means the Participation Agreements, the Indenture, the Purchase Agreement Assignment, the French Pledge Agreement and any other agreements between the Indenture Trustee and any other party to the Participation Agreements relating to the Transactions delivered on the Delivery Date or on the date the Series C Equipment Notes are issued.

         "Indenture Trustee's Liens" means any Lien which arises as a result of (A) claims against the Indenture Trustee not related to its interest in the Aircraft, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (C) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 6 of the Series G Participation Agreement pursuant to said Section 6 and any comparable provision contained in the Series C Participation Agreement, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Indenture Estate or the Operative Documents other than a transfer of the Aircraft pursuant to Article IV or V of the Indenture.

         "Insurance Brokers" has the meaning specified for such term in
Section 7.04 of the Indenture.

         "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Class G Pass Through Trust Closing Date, among the Class G Pass Through Trustee, the Class G Liquidity Provider, the Policy Provider and the Subordination Agent; provided, that if the Class C Pass Through Trust issues Class C Pass Through Certificates, then pursuant to the terms of the Intercreditor Agreement, the Class C Pass Trustee and the Class C Liquidity Provider (if there is a Class C Liquidity Facility) will join the Intercreditor Agreement as parties thereto.

         "Law" means (a) any constitution, treaty, statute, law, regulation, order, rule or directive of any Government Entity and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

         "Lease" means any lease permitted by the terms of Section 7.02(b)(x) of the Indenture.

         "Lessee" means any Person for so long, but only so long, as such Person is in possession of the Airframe and/or any Engine pursuant to the terms of a Lease which is then in effect pursuant to Section 7.02(b) of the Indenture.

         "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease, sub-sublease or security interest.

         "Liquidity Providers" means, collectively, the Class G Liquidity Provider and the Class C Liquidity Provider.

         "Loan Participant" means, collectively, the Series G Loan Participant and the Series C Loan Participant.

         "Loan Participant Liens" means any Lien which arises from acts or claims against any Loan Participant not related to the transactions contemplated by the Operative Documents.

         "Majority in Interest of Note Holders" as of a particular date of determination means the holders of at least a majority in aggregate unpaid principal amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner or any Affiliate thereof).

         "Make-Whole Amount" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Owner and reasonably acceptable to the Indenture Trustee) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Equipment Note plus accrued interest. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the time of determination, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. "Average Life Date" means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note.

         "Manufacturer" means Airbus Industrie G.I.E., a groupement d'interet economique established under Ordonnance No. 67-821 dated September 23, 1967 of the Republic of France, and its successors and assigns.

         "Manufacturer Documents" means the Purchase Agreement Assignment and the Consent and Agreement.

         "Mortgaged Property" has the meaning specified for such term in
Section 3.03 of the Indenture.

         "Non-U.S. Person" means any Person other than a U.S. Person.

         "Note Holder" means any holder from time to time of one or more Equipment Notes.


         "Obsolete Parts" has the meaning specified for such term in
Section 7.03(c) of the Indenture.

         "Operative Documents" means, collectively, the Participation Agreements, the Indenture, the Indenture Supplement covering the Aircraft, the Equipment Notes, the Purchase Agreement (insofar as it relates to the Aircraft), the Purchase Agreement Assignment, the French Pledge Agreement and the Consent and Agreement (each, an "Operative Document").

         "Operative Indentures" means each of the indentures under which notes have been issued and purchased by the Pass Through Trustees.

         "Owner" means US Airways, Inc., a Delaware corporation.

         "Owner Documents" means the Participation Agreements, the French Pledge Agreement, the Indenture and the Equipment Notes.

         "Participation Agreements" means, collectively, the Series G Participation Agreement and the Series C Participation Agreement.

         "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by Owner from a third party and (c) cargo containers) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine for so long as such items remain subject to the Lien of the Indenture after removal therefrom; provided that "Parts" shall not include Passenger Convenience Equipment.

         "Pass Through Certificates" means, collectively, the Class G Pass Through Certificates and the Class C Pass Through Certificates.

         "Pass Through Documents" means, collectively, the Class G Pass Through Documents and the Class C Pass Through Documents.

         "Pass Through Indemnitees" means (i) the Subordination Agent, the Liquidity Providers, the Policy Provider and the Pass Through Trustees,
(ii) each Affiliate of a Person described in the preceding clause (i),
(iii) the respective directors, officers, employees, agents and servants of each of the Persons described in the preceding clauses (i) and (ii) and
(iv) the successors and permitted assigns of the Persons described in the preceding clauses (i), (ii) and (iii).

         "Pass Through Trust Agreements" means, collectively, the Class G Pass Through Trust Agreement and the Class C Pass Through Trust Agreement.

         "Pass Through Trustees" means, collectively, the Class G Pass Through Trustee and the Class C Pass Through Trustee.

         "Passenger Convenience Equipment" means available components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications to passengers aboard the Aircraft.

         "Past Due Rate" means a rate per annum equal to 1% over the Debt
Rate.

         "Payment Date" means each February 5 and August 5, commencing on [-] (or, if any such day is not a Business Day, the immediately succeeding Business Day) until the Equipment Notes have been paid in full.

         "Permitted Foreign Air Authority" means the Civil Aviation Authority of the United Kingdom, the Direction Generale de l'Aviation Civile of the French Republic, the Luftfahrt Bundesamt of the Federal Republic of Germany, the Rijflauchtraatdienst of the Kingdom of the Netherlands, the Ministry of Transportation of Japan or the Federal Ministry of Transport of Canada (and any agency or instrumentality of the applicable government succeeding to the functions of any of the foregoing entities).

         "Permitted Foreign Air Carrier" means any air carrier with its principal executive office in a country listed in Section 7(b) of the Series G Participation Agreement as in effect from time to time and as may be modified in accordance with such Section 7(b).

         "Permitted Lien" means any Lien referred to in clauses (i) through
(viii) of Section 7.01 of the Indenture.

         "Permitted Lessee" means any (i) manufacturer of airframes or aircraft engines, or any Affiliate of a manufacturer of airframes or aircraft engines, (ii) any Permitted Foreign Air Carrier, (iii) any Person approved in writing by the Indenture Trustee and (iv) any U.S. Air Carrier.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Policy" means the financial guarantee insurance policy, dated as of the Class G Pass Through Trust Closing Date, issued by the Policy Provider in favor of the Subordination Agent for the benefit of the Class G Pass Through Trust.

         "Policy Provider" means MBIA Insurance Corporation, or any successor thereto.

         "Policy Provider Agreement" means the Insurance and Indemnity Agreement, dated as of the Class G Pass Through Trust Closing Date, among the Policy Provider, Owner and the Subordination Agent.

         "Principal Amount", with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

         "Purchase Agreement" means the Sale and Purchase Agreement, dated as of October 31, 1997, between the Seller and US Airways Group, Inc. (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement), as the same may be amended or otherwise supplemented from time to time, relating to the Aircraft.

         "Purchase Agreement Assignment" means the Purchase Agreement Assignment (N___U_), dated as of the date of the Series G Participation Agreement, between Owner and the Indenture Trustee, as the same may be amended, supplemented or modified from time to time, with a form of Consent and Agreement to be executed by the Seller attached thereto.

         "Purchasers" means each Pass Through Trustee.

         "QIB" has the meaning specified for such term in Section 2.08 of the Indenture.

         "Remaining Weighted Average Life" of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by
(ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment; by (b) the then unpaid principal amount of such Equipment Note.

         "Replacement Airframe" means any airframe substituted for the Airframe pursuant to Section 5.06 of the Indenture.

         "Replacement Engine" means any engine substituted for an Engine pursuant to Section 5.06 of the Indenture.

         "Responsible Officer" means a responsible officer in the Corporate Trust Office of the Indenture Trustee.

         "Scheduled Delivery Date" has the meaning specified for such term in Section 2(d) of the Series G Participation Agreement and the comparable provision of the Series C Participation Agreement.

         "Secured Obligations" has the meaning specified for such term in the Granting Clause of the Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" means AVSA, S.A.R.L., a societe a responsabilite limitee organized and existing under the laws of the Republic of France.

         "Senior Holder" has the meaning specified for such term in Section 2.15(c) of the Indenture.

         "Series C" or "Series C Equipment Notes" means all Equipment Notes issued and designated as "Series C" under the applicable Indenture Supplement, in the Principal Amount and maturities and bearing interest as specified in Schedule I to the applicable Indenture Supplement under the heading "Series C".

         "Series C Loan Participant" means each Series C Purchaser and its respective successors and registered assigns, including any Series C Note Holder.

         "Series C Note Holder" means any holder from time to time of one or more Series C Equipment Notes.

         "Series C Participation Agreement" means, if any Class C Pass Through Certificates and Series C Equipment Notes are issued, the Participation Agreement (N___U_ Series C Equipment Note), to be dated the date such Series C Equipment Notes are originally issued, among the Subordination Agent, the Indenture Trustee, Owner and the Class C Pass Through Trustee, as the same may from time to time be supplemented or further amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms thereof.

         "Series C Purchaser" means the Class C Pass Through Trustee.

         "Series G" or "Series G Equipment Notes" means Equipment Notes issued and designated as "Series G" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series G."

         "Series G Loan Participant" means each Series G Purchaser and its respective successors and registered assigns, including any Series G Note Holder.

         "Series G Note Holder" means any holder from time to time of one or more Series G Equipment Notes.

         "Series G Participation Agreement" means that certain Participation Agreement (N___U_ Series G Equipment Note), dated as of __________, 200__, among the Subordination Agent, the Indenture Trustee, Owner and the Class G Pass Through Trustee, as the same may from time to time be supplemented or further amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms thereof.

         "Series G Purchaser" means the Class G Pass Through Trustee.

         "State Street" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, in its individual capacity.

         "Subordination Agent" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as subordination agent under the Intercreditor Agreement, or any successor thereto.

         "Taxes" means any and all fees (including, without limitation, license, recording, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), license, levies, imposts, duties, recording charges and assessments of any kind whatsoever that are in the nature of taxes or other governmental charges including interest, penalties and additions to tax (each, individually a "Tax").

         "Transactions" means the transactions contemplated by the Participation Agreements and the other Operative Documents.

         "Transportation Code" means that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

         "Underwriters" means Credit Suisse First Boston Corporation, ABN AMRO Incorporated, Chase Securities, Inc. and Salomon Smith Barney.

         "U.S. Air Carrier" means any Certificated Air Carrier as to which there is in force an air carrier operating certificate issued pursuant to
Part 121 of the regulations under the Transportation Code, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

         "U.S. Person" means any Person that qualifies as a "United States person" under Section 7701(a)(30) of the Code.

         "Wet Lease" means any arrangement whereby Owner (or any Lessee) agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of Owner (or any Lessee) possessing all current certificates and licenses that would be required under the Transportation Code, or, if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry, for the performance by such employees of similar functions within the United States of America or such other jurisdiction of registry (it is understood that cabin attendants need not be regular employees of Owner (or any Lessee)) and (ii) shall be maintained by Owner (or any Lessee) in accordance with its normal maintenance practices.